

<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM PIMCO
ADVISORS L.P. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                          41,311
<SECURITIES>                                    11,521
<RECEIVABLES>                                   68,305
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               125,062
<PP&E>                                          10,561 <F1>
<DEPRECIATION>                                   6,980
<TOTAL-ASSETS>                                 358,500
<CURRENT-LIABILITIES>                           59,842
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       306,777 <F2>
<OTHER-SE>                                    (10,534) <F3>
<TOTAL-LIABILITY-AND-EQUITY>                   358,500
<SALES>                                              0 <F4>
<TOTAL-REVENUES>                               392,024 <F5>
<CGS>                                                0 <F4>
<TOTAL-COSTS>                                  267,141 <F6>
<OTHER-EXPENSES>                                36,009 <F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 92,329
<INCOME-TAX>                                     1,201
<INCOME-CONTINUING>                             91,128
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    91,128
<EPS-PRIMARY>                                     1.29 <F8>
<EPS-DILUTED>                                     1.05 <F9>

<F1>    Net of accumulated depreciation and amortization.
<F2>    Entity is a partnership. Amount shown represents Partners' Capital.
<F3>    Amount shown comprises Unamortized Compensation.
<F4>    The partnership is in the service business and has no sales or cost of goods sold of tangible products.
<F5>    Amount shown comprises revenues from services.
<F6>    Amount shown comprises costs of services.
<F7>    Amount shown is from amortization of intangible assets.
<F8>    Amount shown is for the Partnership's General Partner and Class A
        Limited Partner Units.
<F9>    Amount is for the Partnership's Class B Limited Partner Units.
